SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2) _____

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CITIBANK, N.A.

(Exact name of trustee as specified in its charter)
13-5266470 (I.R.S. employer identification no.)

399 Park Avenue, New York, New York (Address of principal executive office)	10043 (Zip Code)

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United Pan-Europe Communications N.V.
(Exact name of obligor as specified in its charter)
The Netherlands (State or other jurisdiction of incorporation or organization)	98-0191997 (I.R.S. employer identification no.)

Boeing Avenue 53 1119 PE, Schiphol Rijk The Netherlands +31 20 778 9400 (Address and telephone number of principal executive offices)	Michael T. Fries, Chairman c/o UnitedGlobalCom, Inc. 4643 South Ulster Street, Suite 1300 Denver, Colorado 80237 Telephone: (303) 770-4001 (Name, address and telephone number of agent for service)

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Debt Securities

(Title of the indenture securities)

1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.
Federal Reserve Bank of New York
35 Liberty Street, New York, NY
Federal Deposit Insurance Corporation
Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation

None.

16. List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.
Exhibit 1 -	Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)
Exhibit 2 -	Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577)
Exhibit 3 -	Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)
Exhibit 4 -	Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)
Exhibit 5 -	Not applicable.
Exhibit 6 -	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)
Exhibit 7 -	Copy of the latest Report of Condition of the Trustee dated as of March 31, 1998
Exhibit 8 -	Not applicable.
Exhibit 9 -	Not applicable.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 14th day of April, 2000.

CITIBANK, N.A.

By /s/

Anel Fourie
Assistant Vice President

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on June 30, 2001, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.
ASSETS	Thousands of dollars
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$ 9,584,000
Interest-bearing balances	17,387,000
Held-to-maturity securities	0
Available-for-sale securities	38,680,000
Federal funds sold and securities purchased under agreements to resell	14,143,000
Loans and leases held for sale	10,171,000
Loans and lease financing receivables: Loans and Leases, net of unearned income	238,620,000
LESS: Allowance for loan and lease losses	4,532,000
Loans and leases, net of unearned income, allowance, and reserve	234,088,000
Trading assets	35,100,000
Premises and fixed assets (including capitalized leases)	3,911,000
Other real estate owned	261,000
Investments in unconsolidated subsidiaries and associated companies	862,000
Customers' liability to this bank on acceptances outstanding	1,160,000
Intangible assets: Goodwill	2,433,000
Intangible assets: Other intangible assets	3,610,000
Other assets	20,791,000
TOTAL ASSETS	$392,181,000 ============

LIABILITIES
Deposits: In domestic offices	$ 73,813,000
Noninterest- bearing	14,495,000
Interest-bearing	59,318,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	208,338,000
Noninterest- bearing	14,372,000
Interest- bearing	193,966,000
Federal funds purchased and securities sold under agreements to repurchase	11,307,000
Demand notes issued to the U.S. Treasury	0
Trading liabilities	20,654,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): ss	21,841,000
Bank's liability on acceptances executed and outstanding	1,160,000
Subordinated notes and debentures	8,675,000
Other liabilities	18,198,000
TOTAL LIABILITIES	$363,986,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	751,000
Surplus	11,584,000
Undivided profits and capital reserves	16,506,000
Accumulated net gains (losses)on cash flow hedges	-857,000
Other equity capital components	0
TOTAL EQUITY CAPITAL	$ 27,984,000
TOTAL LIABILITIES AND EQUITY CAPITAL	$392,181,000 ============

I, Roger W. Trupin, Controller of the above-named bank
do hereby declare that this Report of Condition is true
and correct to the best of my knowledge and belief.

ROGER W. TRUPIN CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

ALAN S. MACDONALD
WILLIAM R. RHODES
VICTOR J. MENEZES
DIRECTORS